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                                                                    Exhibit (J)2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Reports to Shareholders of Forward Hansberger International Growth Fund, Forward Uniplan Real Estate Investment Fund, Forward Hoover Small Cap Equity Fund, Forward Hoover Mini-Cap Fund, Forward International Small Companies Fund, Forward Global Emerging Markets Fund, Sierra Club Stock Fund and Sierra Club Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
March 3, 2005